Exhibit 99.1

BROADMARK REALTY CAPITAL DECLARES MONTHLY DIVIDEND FOR JANUARY 2020

Seattle, WA – January 10, 2020 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), a real estate investment trust providing financing for the acquisition, renovation and development of residential and commercial properties, today announced that its Board of Directors has declared a common stock dividend of $0.08 per share for January 2020. The dividend will be payable on February 14, 2020 to shareholders of record as of January 31, 2020.

Jeff Pyatt, Chief Executive Officer of Broadmark Realty, commented: “As a new public company, we are pleased to announce our January dividend, which is consistent with the dividend rate we established in December 2019. With our merger now complete, we look forward to capitalizing on our strong pipeline to continue to grow our loan portfolio, which we expect will drive cash flow and earnings and create meaningful incremental shareholder value over the long term.”

Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These statements are based on the current expectations and are not predictions of actual performance. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the SEC.  Forward-looking statements are not guarantees of performance, and speak only as of the date made, and the Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

About Broadmark Realty Capital
Broadmark Realty Capital Inc. (NYSE: BRMK) offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:
Investor Relations
InvestorRelations@broadmark.com
206-623-7782